Exhibit 10.19.1

CLARIFYING AMENDMENT TO APPLETON PAPERS INC.
TERMINATION PROTECTION AGREEMENT

WHEREAS, it has come to the attention of the Corporation that the definition of a “change in control” appearing in the Appleton Papers Inc. Termination Protection Agreement (the “Agreement”), effective April 1, 2010, does not reflect the intention of the Corporation or the Executive, insofar as such definition would, in certain circumstances, fail to encompass a change in control by the Corporation’s corporate parent, but would, in certain circumstances, encompass an internal reorganization of the Corporation or its controlled group; and

THEREFORE, this Clarifying Amendment (“Amendment”) to the Agreement is made by and among Appleton Papers Inc. (the “Corporation”) and Mark R. Richards (the “Executive”).  Capitalized terms contained in this Amendment shall have the definition set as for in the Agreement if not otherwise defined herein.  The terms and conditions of this Amendment are as follows:

1.           The definition of “Change in Control” in Schedule A of the Agreement shall be amended by deleting the last sentence thereof, and inserting in its place the following:

“The definition of Change in Control shall in all events be subject to, and interpreted in a manner consistent with, Treasury Regulation §1.409A-3(i)(5).  Solely for purposes of determining whether a Change in Control has occurred, the “Corporation” shall be defined to be the “relevant corporation” within the meaning of Treasury Regulation §1.409A-3(i)(5)(ii).”

2.           This Amendment is effective November 11, 2010 and hereby becomes part of the Agreement.

3.           Except as expressly modified herein, the Agreement between the Corporation and the Executive shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment, dated as of January 4, 2011.

                 APPLETON PAPERS INC.

                 By:          /s/ Kerry S. Arent
                 Kerry S. Arent
                 Vice President Human Resources

                 EXECUTIVE

                                       By:          /s/ Mark R. Richards
                 Mark R. RichardS